EXHIBIT C
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                                POWER OF ATTORNEY

           The undersigned, General Electric Capital Services, Inc., a Delaware corporation (hereinafter referred to as the "Corporation") does hereby make, constitute and appoint the persons listed below as the Corporation's true and lawful agent and attorney-in-fact (hereinafter referred to as the "Attorney") to act either together or alone in the name and on behalf of the Corporation for and with respect to the matters hereinafter described.

Name of Attorney:

                           Iain MacKay                     Barbara J. Gould
                           Michael A. Gaudino              Peter J. Munis
                           Robert O. O'Reilly, Sr.         Robert L. Lewis
                           Murry K. Stegelmann             Wendy E. Ormond
                           J. Gordon Smith                 Amy Fisher
                           James Ungari                    Mark F. Mylon
                           Preston Abbott                  Nelson Gonzalez
                           Barbara Lane                    Ricardo Silva
                           Leon E. Roday                   Michael E. Pralle
                           Ward Bobits                     Joseph E. Parsons
                           Patricia Merrill                Mark D. Kaplow
                           John L. Flannery                Stewart Koenigsberg
                           Daniel Janki                    Kevin Korsh
                           Jonathan K. Sprole

           Each Attorney shall have the power and authority to do the following:

           To execute and deliver any Schedule 13D, Schedule 13G or Forms 3, 4 and 5 or any amendments thereto required to be filed with the Securities and Exchange Commission under the Securities Exchange Act of 1934 on behalf of the Corporation with regard to any securities owned by the Corporation, General Electric Capital Corporation or any of their subsidiaries;

           And, in connection with the foregoing, to execute and deliver all documents, acknowledgments, consents and other agreements and to take such further action as may be necessary or convenient for the Corporation in order to more effectively carry out the intent and purpose of the foregoing.

           Agreements, commitments, documents, instruments, and other writings executed by the Attorney in accordance with the terms hereof shall be binding upon the Corporation without attestation and without affixation of the seal of the Corporation. The Power of Attorney conferred hereby shall not be delegable by any Attorney. The Attorney shall serve without compensation for acting in the capacity of agent and attorney-in-fact hereunder.

           Unless revoked by the Corporation, this Power of Attorney shall be governed under the laws of the State of New York and the authority of the Attorney hereunder shall terminate on March 31, 2004.

           IN WITNESS WHEREOF, the Corporation has caused this Power of Attorney to be executed, attested and its corporate seal to be affixed pursuant to authority granted by the Corporation's board of directors, as of the 13th day of March 2002.

                                     General Electric Capital Services, Inc.


           (Corporate Seal)          By:    /s/ Nancy E. Barton
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                                          Nancy E. Barton, Senior Vice President
Attest:
 /s/ Brian T. McAnaney
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Brian T. McAnaney, Assistant Secretary




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